SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
                     INFORMATION REQUIRED IN PROXY STATEMENT
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No.  )

Filed by the Registrant /x/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/x/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/_/ Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

                             FREDERICK BREWING CO.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid:

   _____________________________________________________________________________

/_/ Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

                          [FREDERICK BREWING CO. LOGO]






                              FREDERICK BREWING CO.
                            4607 Wedgewood Boulevard
                            Frederick, Maryland 21703
                                 (301) 694-7899



                                                               February 26, 1999



Dear Stockholder:

         The directors and officers of Frederick Brewing Co. join me in extending to you a cordial invitation to attend a Special Meeting of Stockholders. This meeting will be on March 23, 1999, at 10:00 a.m., Eastern Standard Time, at the Company's office located at 4607 Wedgewood Blvd., Frederick, Maryland. The matters to be considered by stockholders at the Special Meeting are described in the accompanying materials.

         It is very important that your shares be voted at the Special Meeting regardless of the number you own or whether you are able to attend the meeting in person. Failure to vote for the proposals described in the accompanying materials will have the same effect as votes against such proposals. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Special Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of, and interest in, Frederick Brewing Co. is sincerely appreciated.

                                Very truly yours,


                                /s/ Kevin E. Brannon


                                Kevin E. Brannon
                                Chairman of the Board and
                                  Chief Executive Officer

                              FREDERICK BREWING CO.
                              4607 Wedgewood Blvd.
                            Frederick, Maryland 21703
                            -------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            To Be Held March 23, 1999
                            -------------------------

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders ("Special Meeting") of Frederick Brewing Co. (the "Company") will be held at the Company's office located at 4607 Wedgewood Blvd., Frederick, Maryland on Tuesday, March 23, 1999 at 10:00 a.m., Eastern Standard Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To consider and act upon a proposal to amend Article V of the Company's Amended and Restated Articles of Incorporation to effect a reverse stock split in which one new share of common stock of the Company, par value $0.0004 per share, will be exchanged for every ten shares of common stock of the Company, par value $0.00004 per share, presently issued and outstanding, and to reaffirm the number of authorized shares of capital stock and approve the aggregate par value of all the shares of all classes of the capital stock which the Company has the authority to issue;

         (2) To vote on a proposal to approve an adjournment of the Special Meeting to another date and/or place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed February 16, 1999 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Special Meeting or at any such adjournment.

                                      By Order of the Board of Directors


                                      /s/ Kevin E. Brannon

                                      Kevin E. Brannon
                                      Chairman of the Board and
                                          Chief Executive Officer

Frederick, Maryland
February 26, 1999

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                              FREDERICK BREWING CO.
                              4607 Wedgewood Blvd.
                            Frederick, Maryland 21703
                            -------------------------

                                 PROXY STATEMENT
                            -------------------------

                         SPECIAL MEETING OF STOCKHOLDERS
                                 March 23, 1999

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Frederick Brewing Co., a Maryland corporation (the "Company"), of proxies from the holders (the "Stockholders") of the Company's issued and outstanding shares of common stock, par value $0.00004 per share (the "Common Stock"), to be exercised at a Special Meeting of Stockholders to be held on Tuesday, March 23, 1999, at the Company's office located at 4607 Wedgewood Blvd., Frederick, Maryland, at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) of such meeting (the "Special Meeting"), for the purposes set forth below. This Proxy Statement and the enclosed proxy card are being mailed to the Stockholders on or about February 26, 1999.

         The purpose of the Special Meeting is as follows:

         (1) To consider and approve a proposal to amend Article V of the Company's Amended and Restated Articles of Incorporation (the "Charter") to effect a reverse stock split (the "Reverse Stock Split") in which one new share of common stock, par value $0.0004 per share ("New Common Stock"), would be exchanged for every ten shares of common stock, par value $0.00004 per share, presently issued and outstanding ("Outstanding Common Stock"), and to reaffirm the number of authorized shares of capital stock of the Company and approve the aggregate par value of all the shares of all classes of the capital stock which the Company has the authority to issue (the "Reverse Stock Split Proposal"); and

         (2) To vote on a proposal to approve an adjournment of the Special Meeting to another date and/or place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal; and

         (3) To transact such other business as may be properly brought before the Special Meeting and any postponements or adjournments thereof.

         SHARES OUTSTANDING AND RECORD DATE. Only the holders of record of the shares of Common Stock at the close of business on February 16, 1999, (the "Record Date") are entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, 16,664,393 shares of Common Stock were outstanding, each of which is entitled to cast one vote.

         VOTING RIGHTS AND QUORUM. The presence at the Special Meeting, in person or by proxy, of Stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of the holders of two-thirds of all the votes entitled to be cast on the matter, in person or by proxy, at the Special Meeting is required for approval of the Reverse Stock Split Proposal. The affirmative vote of the holders of a majority of the total votes cast at the Special Meeting is required for approval of the proposal to approve any adjournment of the Special Meeting. Abstentions are considered in determining the presence of a quorum, and will have no effect on the voting of the proposal to approve any adjournment of the Special Meeting. Because of the vote required, however, abstentions will have the effect of a vote against the Reverse Stock Split Proposal. Under rules applicable to broker-dealers, each of the proposals are considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there will be no "broker non-votes" at the Special Meeting.

         PROXIES. Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted (i) FOR the amendment of the Charter;
(ii) FOR the approval of any adjournment and (iii) in the discretion of the proxy holder as to any other matter which may properly come before the Special Meeting. Any holder of Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence.

         A Stockholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly-executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Frederick Brewing Co., 4607 Wedgewood Boulevard, Frederick, Maryland 21703, Attention:
Secretary.

         NO APPRAISAL RIGHTS. Under the Maryland General Corporation Law ("MGCL"), Stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split Proposal.

         PROXY SOLICITATION. The Company may solicit proxies by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. Directors and executive officers of the Company may solicit proxies personally or by telephone without additional compensation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy solicitation materials to the beneficial owners of the Company's Common Stock.

         The Company has retained Kissel-Blake, a Division of Shareholder Communications Corporation, 110 Wall Street, New York, New York 10005, a professional proxy solicitation firm, to assist in the solicitation of proxies and for related services. The Company will pay Kissel-Blake, Inc. a fee of $2,500 and has agreed to reimburse it for its reasonable out-of-pocket expenses.

         OTHER MATTERS. At February 16, 1999, directors and executive officers of the Company and their affiliates beneficially owned 568,163 shares of Common Stock, or 3.41% of the total shares of Common Stock outstanding on such date. It is anticipated that all of such shares will be voted in favor of the proposals of the Board described herein.

         Under the MGCL, only the purposes specified in the Notice of Special Meeting of Stockholders may be considered at the Special Meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth information as of February 16, 1999, with respect to directors, executive officers and certain employees of the Company and each person who is known by the Company to own beneficially more than 5% of the shares of its Common Stock, and with respect to shares owned beneficially by all directors and officers of the Company as a group. The following information does not reflect the proposed Reverse Stock Split. The address for all directors and executive officers of the Company is 4607 Wedgewood Blvd., Frederick, Maryland 21703.


                                                                                         AMOUNT AND
                                                                                         NATURE OF               PERCENT
                                                                                         BENEFICIAL             OF COMMON
       NAME OF BENEFICIAL OWNER                       POSITION                         OWNERSHIP (1)            STOCK (2)
       ------------------------                       --------                         -------------            ---------
Kevin E. Brannon (3)(11)(13)           Chairman of the Board and Chief
                                       Executive Officer                                  162,882                 0.98%
Marjorie A. McGinnis (3)(11)(13)       President and Director                             162,882                 0.98
Nicholas P. Foris, MD (4)              Director                                           118,194                   *
Carl R. Hildebrand (5)                 Director                                             5,000                   *
Jerome M. Pool (6)                     Director                                            24,344                   *
Maribeth Visco (7)                     Director                                            28,680                   *
Steven T. Nordahl (8)(11)(13)          Vice President - Brewing Operations                 56,739                   *
Leslie P. Harper (9)(13)               Chief Financial Officer                              8,920                   *
Patrick L. Helsel (10)                 Vice President - Sales                                 522                    *
All directors and executive officers as a group (11 persons)(12)                          568,163                 3.41%

------------------------------------------------------------

*         Represents less than 1% of the shares of Common Stock outstanding.
(1) Beneficial ownership of the Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 ("Exchange Act"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities, or has the right to acquire beneficial ownership within 60 days.
(2) Each beneficial owner's percentage of Common Stock is determined assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days have been exercised. Each beneficial owner's percentage of Common Stock does not take into account the 11,710,191 shares of Common Stock into which the 8% Cumulative Convertible Preferred Stock, Series A ("Series A Preferred Stock"), Series F Cumulative Convertible Preferred Stock ("Series F Preferred Stock"), Series G Convertible Preferred Stock ("Series G Preferred Stock"), and Options (other than those held by such beneficial owner) and Warrants are immediately convertible.
(3) The number of shares shown in the table for each of Mr. Brannon and Ms. McGinnis excludes the number of shares beneficially owned by the other. Mr. Brannon and Ms. McGinnis are married.
(4) Includes 6,000 shares which may be received upon the exercise of immediately exercisable stock options. Does not include 210 shares of Series A Preferred Stock, which are immediately convertible into Common Stock at the price of $3.8388 per share.
(5) Includes 5,000 shares which may be received upon the exercise of immediately exercisable stock options.
(6) Includes 7,000 shares which may be received upon the exercise of immediately exercisable stock options.
(7) Includes 7,000shares which may be received upon the exercise of immediately exercisable stock options.
(8) Includes 16,132 shares which may be received upon the exercise of immediately exercisable stock options.
(9) Includes 6,667 shares which may be received upon the exercise of immediately exercisable stock options.
(10) Includes 522 shares which may be received upon the exercise of immediately exercisable stock options.
(11) Includes the following shares of Common Stock granted in lieu of a reduction in salary during 1997: Mr. Brannon, 2,667 shares; Ms. McGinnis, 2,667 shares; and Mr. Nordahl, 2,667 shares.
(12) Includes 52,635 shares which may be acquired by all directors and officers of the Company as a group upon the exercise of immediately exercisable stock options.
(13) Includes the following shares of Common Stock granted in lieu of salary reductions during 1998: Mr. Brannon, 14,418 shares; Ms. McGinnis, 14,418 shares; Mr. Nordahl, 3,605 shares; and Mr. Harper, 2,253 shares.

                    APPROVAL OF REVERSE STOCK SPLIT PROPOSAL

AMENDMENT OF THE CHARTER

          The Board of Directors has approved, subject to the Stockholder approval solicited hereby, the Reverse Stock Split in which one share of New Common Stock would be exchanged for every ten shares of Outstanding Common Stock. In order to effect the Reverse Stock Split, the proposed Articles of Amendment, attached hereto as Exhibit A, would amend Article V of the Charter to increase the par value of the Company's Common Stock ("Reverse Stock Split Articles of Amendment"). The number of authorized shares of Common Stock and preferred stock would remain unchanged at 19,000,000 and 1,000,000, respectively. Based on the proposed increase in the Common Stock's par value, the aggregate par value of all the shares of all classes of the capital stock which the Company has the authority to issue will increase to $17,600 following the effectiveness of the Reverse Stock Split, if the Reverse Stock Split Proposal is approved.

CHARTER AMENDMENT

          Under the Reverse Stock Split Proposal, the second sentence and third sentence of Article V of the Company's Charter, upon approval of the amendment, will read as follows:

                      "Pursuant to these Articles of Amendment, the total number of shares of capital stock which the Corporation has authority to issue is 20,000,000 shares, of which 19,000,000 shares shall be Common Stock, $0.0004 par value per share (hereinafter the "Common Stock") and of which 1,000,000 shares shall be Preferred Stock, $0.01 par value per share (hereinafter the "Preferred Stock"). The aggregate par value of all the shares of all classes of the capital stock which the Corporation has the authority to issue is $17,600."

REASONS FOR THE REVERSE STOCK SPLIT PROPOSAL

          The primary objective of the Reverse Stock Split Proposal is to increase the market price per share of the Company's Common Stock. The Company's Common Stock is currently listed on the Nasdaq SmallCap Market under the symbol "BLUE." Under the Nasdaq's Marketplace Rules governing qualitative and quantitative standards for listing, a minimum bid price of $1.00 per share is required. On September 17, 1998, the Company received a letter from The Nasdaq Stock Market, Inc. ("Nasdaq"), dated September 15, 1998, in which Nasdaq notified the Company that the Common Stock had failed to maintain a closing bid price greater than or equal to $1.00 per share. The Company also was notified that the Common Stock would be subject to delisting if the Company is unable to meet the minimum bid price requirement. The Company was given until December 14, 1998 to regain compliance with the minimum bid requirement--which could have been satisfied if the shares of Common Stock reported a closing bid price of $1.00 or greater for ten consecutive trading days.

          The Company was and has been unable to comply with the minimum bid requirement since receiving the September 15, 1998 letter from the Nasdaq and has requested a hearing on the matter, which temporarily has stayed the delisting process. The hearing with the Nasdaq was held February 19, 1999, at which time the Company requested an extension to meet the minimum bid price requirement after the Reverse Stock Split becomes effective. There can be no assurance, however, that the Company will be successful in obtaining any such extension and the failure to do so may result in the immediate delisting of the Common Stock. Such delisting will have an adverse impact on the liquidity of the Common Stock and the Company's other securities, and will result in the Company's technical default of its obligations under its Series F and Series G Preferred Stock. The likely outcome of such default would be litigation. Such delisting could make it more difficult for the Company to raise additional capital in the manner in which it has done so in the past (e.g., utilizing convertible preferred stock). The Company is currently having severe cash flow problems and is seeking to raise additional equity capital in the private equity markets in the first quarter of 1999. Failure by the Company to raise additional equity capital in the first quarter of 1999 will have a material adverse effect on the Company, including the possibility that the Company may have to file a voluntary petition in bankruptcy under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code").

          If the Common Stock is delisted from Nasdaq, trading therein, if any, may then be conducted on the OTC Bulletin Board or the over-the-counter market. Because spreads between the "bid" and "asked" prices of the shares of Common Stock quoted by market makers on the OTC Bulletin Board and the over-the-counter market will likely be greater than it is at present, Stockholders will likely experience a greater degree of difficulty in trading of shares of Common Stock. In addition, there are significant restrictions imposed by most brokerage houses on the ability of their brokers to solicit orders or recommend the purchase of stocks that trade on the OTC Bulletin Board. In the majority of cases, the purchase of stock is limited to unsolicited offers from private investors, who have to comply with policies and practices involving the completion of time-consuming forms that make the handling of lower-priced stocks economically unattractive. Moreover, most brokerage houses do no permit lower-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Further, the Board of Directors believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. The brokerage commission on the purchase or sale of a lower-priced stock may also represent a higher percentage of the price than the brokerage commission on a higher-priced issue.

          In addition to the above, delisting may subject the Common Stock to SEC regulations concerning "penny stocks." SEC regulations generally define a penny stock to be an equity security that is not listed on Nasdaq or a national securities exchange and that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations of the SEC would require broker-dealers to deliver to a purchaser of penny stock a disclosure schedule explaining the penny stock market and the risks associated with it. Various sales practice requirements are also imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). In addition, broker-dealers must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. If the Common Stock is traded on the OTC Bulletin Board or the over-the-counter market and becomes subject to the regulations applicable to penny stocks, investors may find it more difficult to obtain timely and accurate quotes and execute trades in the Common Stock.

          The Company anticipates that the Reverse Stock Split Proposal, if approved by the Stockholders, will have the effect of increasing the minimum bid price of its Common Stock sufficient to permit it to satisfy the minimum bid price criteria, provided the Company is successful in obtaining an extension to meet such criteria. However, there can be no assurance the minimum bid price will increase, or if it increases, will be maintained for any period of time, or that the Company will be successful in retaining its Nasdaq listing subsequent thereto or at any time in the future.

          The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split, and the resulting anticipated increased price level, will stimulate additional interest in the Company's Common Stock. There can be no assurance, however, that there will be any increase in the public market value of the Common Stock, particularly since the Reverse Stock Split will sharply limit the number of shares of Common Stock issued and outstanding, possibly resulting in lesser market liquidity than before the Reverse Stock Split. Such decrease in liquidity could serve to limit the ability of the Company to raise equity capital in the manner in which it has done so in the past (e.g., utilizing convertible preferred stock). Failure by the Company to raise additional equity capital in the first quarter of 1999 may have a material adverse effect on the Company, including the possibility that the Company may have to file a voluntary petition in bankruptcy under Chapter 11 of the Bankruptcy Code.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

          If the Reverse Stock Split Proposal is approved, on the date the Reverse Stock Split becomes effective the total number of shares of Outstanding Common Stock held by each Stockholder would be converted automatically into a right to receive an amount of whole shares of New Common Stock equal to the number of shares owned immediately prior to the Reverse Stock Split divided by ten. All fractional shares will be disposed of as set forth below.

          If the Reverse Stock Split becomes effective, management believes that the quoted market price of the Company's Common Stock should increase as a result of decreasing the number of shares outstanding without altering any Stockholder's aggregate economic interest in the Company represented by such shares. The Board believes that the increased market price would be a more appropriate trading price for a company that is traded on the Nasdaq SmallCap Market. There can be no assurance, however, that the Reverse Stock Split will achieve these desired results, that any such increase would be in proportion to the one-for-ten Reverse Stock Split ratio, or that the per share price level of the Common Stock immediately after the proposed Reverse Stock Split can be maintained for any period of time.

          There were 795 recordholders of the Company's Common Stock as of February 16, 1999. The Reverse Stock Split Proposal, if adopted, is not expected to cause a significant change in the number of Stockholders. The Company has no plans for the cancellation or purchase of its shares from individuals holding a nominal number of such shares if the Reverse Stock Split Proposal is adopted.

          As of the Record Date, there were outstanding options to purchase an aggregate of 21,354 shares of Common Stock under the Company's 1995 Stock Option Plan (the "Plan"). In addition, an aggregate of 135,036 shares remain available for grant under the Plan. The Plan provides for automatic adjustment of the number and per share price of shares subject to outstanding options and available for future grant in the event of a change in capitalization, such as a reverse stock split. In the event the Reverse Stock Split is enacted, the number of shares of New Common Stock issuable upon exercise of outstanding options will be reduced to 2,135 and the exercise prices will be ten times the present exercise prices. The number of shares of New Common Stock available for grant under the Plan will be reduced to 13,504.

          As of the Record Date, the Company had reserved 2,826,251 shares of Common Stock to cover conversion of the 1,543 shares, 1,000 shares and 500 shares of the Company's Series A Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, respectively. Due to the decline in the bid price of the Common Stock in recent weeks, however, the shares reserved for Series F and G Preferred Stock is presently insufficient and additional shares of Common Stock will be reserved and may be registered. Subject to certain adjustments, the shares of Series F Preferred Stock and Series G Preferred Stock are convertible into shares of Common Stock at ratios that are based on the market trading price of the Common Stock. As of the Record Date, the Company also had reserved 300,000 shares of Common Stock to cover the exercise of outstanding warrants. If the Reverse Stock Split Proposal is approved and effected, the conversion price of the Preferred Stock and the exercise price of the Warrants would be adjusted proportionately so that after the Reverse Stock Split a Preferred Stockholder and a holder of Warrants would receive 10% of the Common Stock he would have received had he converted or exercised prior to the split. The Reverse Stock Split, if approved, will have no effect on the aggregate economic interest in the Company of the holders of Preferred Stock or Warrants.

          Approval of the Reverse Stock Split Proposal would not affect any Stockholder's percentage ownership interest in the Company or proportional voting power, except for nominal increases due to the rounding up of fractional shares as described below. The rights and privileges of the holders of Common Stock would not be affected substantially by adoption of the Reverse Stock Split Proposal. However, the Reverse Stock Split may result in some Stockholders owning "odd-lots" of less than 100 shares of New Common Stock. Brokerage commissions and other costs, of transactions in odd-lots are generally higher than the cost of transactions in even multiples of 100 shares. However, the Company believes that potential advantages of continued listing on the Nasdaq SmallCap Market will outweigh this disadvantage.

          Dissenting Stockholders have no appraisal rights under Maryland law or under the Company's Charter or Amended and Restated Bylaws in connection with the Reverse Stock Split.

FRACTIONAL SHARES AND EXCHANGE OF STOCK CERTIFICATES

          No scrip or fractional shares certificates will be issued in connection with the Reverse Stock Split. Fractional shares resulting from the Reverse Stock Split will be rounded upward to the nearest whole share so that no Shareholder will be deprived of any shares.

          As soon as practicable after the Effective Date (as defined in "Approval of Reverse Stock Split Proposal Effective Date of Reverse Stock Split" below), the Company will send a letter of transmittal to each Stockholder of record on the Effective Date for use in transmitting certificates representing shares of Common Stock ("old certificates") to Registrar and Transfer Company, which will act as the exchange agent ("Exchange Agent") for the Company. The letter of transmittal will contain instructions for the surrender of old certificates to the Exchange Agent in exchange for certificates representing the number of whole shares of New Common Stock. No new certificate will be issued to a Stockholder until the Stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

          Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all old certificates, a Stockholder will receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Outstanding Common Stock have been converted as a result of the Reverse Stock Split. STOCKHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED AND SHOULD SURRENDER THEIR CERTIFICATES ONLY WITH SUCH LETTER OF TRANSMITTAL. Until surrendered, on and after the effective date of the Reverse Stock Split, outstanding old certificates held by a Stockholder will be deemed for all purposes to represent the number of whole shares of New Common Stock to which the Stockholder is entitled as a result of the Reverse Stock Split.

EFFECTIVE DATE OF REVERSE STOCK SPLIT

          If the Reverse Stock Split Proposal is approved by the Stockholders at the Special Meeting, an amendment to Article V of the Charter, as set forth under "Approval of Reverse Stock Split Proposal - Charter Amendment," would be filed with the Maryland State Department of Assessments and Taxation and the Reverse Stock Split will become effective as of 5:00 p.m. E.S.T. on the date of such filing ("Effective Date"). It is expected that such filing would take place on March 23, 1999, or shortly thereafter. Without any further action on the part of the Company or the Stockholders, the shares of Outstanding Common Stock held by Stockholders of record will be converted at 5:00 p.m. E.S.T. on the Effective Date into the right to receive an amount of whole shares of New Common Stock equal to the number of their Outstanding Common Stock divided by ten, with any fractional shares rounded up to the nearest whole share, as described above.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to Stockholders of the Company. This summary is based on the Federal income tax laws as now in effect and as currently interpreted; it does not take into account possible changes in such tax laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to Stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, financial institutions, tax-exempt organizations, regulated investment companies and foreign taxpayers). The summary does not address any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

          No ruling will be obtained from the Internal Revenue Service regarding the Federal income tax consequences to the Company or to the Stockholders as a result of the Reverse Stock Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

          The Reverse Stock Split effectively would call for Stockholders of the Company to exchange their Outstanding Common Stock for an amount of whole shares of New Common Stock equal to the number of shares of Outstanding Common Stock owned immediately prior to the Reverse Stock Split divided by ten. No fractional shares of New Common Stock will be issued. Any fraction of a share that any Stockholder would otherwise be entitled to receive shall be rounded up to the nearest whole share.

          If approved by the Company's Stockholders, the Reverse Stock Split will qualify as a "recapitalization", as described in Section 368(a)(1)(E) of the Internal Revenue Code (the "Code"), to the Company and its Stockholders to the extent that shares of Outstanding Common Stock are exchanged for a reduced number of shares of New Common Stock. Consequently, no gain or loss will be recognized by the Company. Except as discussed below, no gain or loss will be recognized by Stockholders who exchange their shares in connection with the Reverse Stock Split. With reference to exchanging Stockholders, the aggregate basis of new shares received will be the same as the aggregate basis of Outstanding Common Stock surrendered in exchange therefor. Similarly, the holding period for New Common Stock received as a result of the Reverse Stock Split will include the holding period of the shares of Outstanding Common Stock surrendered in exchange thereof.

          The results described above should apply to a Stockholder who receives a portion of his New Common Stock as a result of the rounding up of a fractional share to a whole share. However, it is possible that the receipt of additional Common Stock due to such rounding could be wholly or partly taxable. In the event that such additional Common Stock is deemed to be fully taxable upon receipt, such tax will be based upon the fair market value of the additional fractional share as of the date received. Accordingly, any such tax associated with such fractional share would be de minimis.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

          In order to effect the Reverse Stock Split Proposal, the Company's Charter must be amended. An amendment to the Company's Charter requires, under
Section 2-604(d) of the MGCL and the Company's Charter, the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, in person or by proxy, at the Special Meeting. ACCORDINGLY, FAILURE TO VOTE FOR THE REVERSE STOCK SPLIT, EVEN BY ABSTAINING OR BY FAILING TO BE REPRESENTED AT THE SPECIAL MEETING, CONSTITUTES A VOTE AGAINST THE REVERSE STOCK SPLIT PROPOSAL. If approved, the Reverse Stock Split Articles of Amendment will become effective upon the filing thereof with the State Department of Assessments and Taxation of Maryland.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE REVERSE STOCK SPLIT PROPOSAL (AS ENACTED BY ADOPTION OF THE REVERSE STOCK SPLIT ARTICLES OF AMENDMENT ATTACHED HERETO AS EXHIBIT A). IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

                             APPROVAL OF ADJOURNMENT

          Each proxy solicited hereby by the Company requests authority to vote for an adjournment of the Special Meeting if an adjournment of such meeting is deemed to be necessary. The Company may seek an adjournment of the Special Meeting for not more than 120 days in order to enable it to solicit additional votes in favor of the Reverse Stock Split in the event that such proposal has not received the requisite vote of Stockholders at the Special Meeting.

If the Company desires to adjourn the Special Meeting with respect to the foregoing proposal, it will request a motion that the Special Meeting be adjourned for up to 120 days with respect to such proposal, and no vote will be taken on such proposal at the originally scheduled meeting. Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted on any such motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion by the Company to adjourn the Special Meeting. Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid for any adjournment of such meeting, and will be voted in accordance with the instructions contained therein, and if no contrary instructions are given, for the Reverse Stock Split.

          Any adjournment will permit the Company to solicit additional proxies and will permit a greater expression of the Stockholders' views with respect to such proposal. Such an adjournment would be disadvantageous to Stockholders who are against the Reverse Stock Split, because an adjournment will give the Company additional time to solicit favorable votes and thus increase the chances of approving such proposal.

          If a quorum is not present at the Special Meeting, no proposal will be acted upon and the Company will adjourn the Special Meeting to an alternative date in order to solicit additional proxies on each of the proposals being submitted to Stockholders.

          An adjournment for up to 120 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. The Company does not have any reason to believe that an adjournment of the Special Meeting will be necessary at this time.

          BECAUSE THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS STOCKHOLDERS VOTE FOR THE REVERSE STOCK SPLIT, AS DISCUSSED ABOVE, THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING ON SUCH PROPOSAL.

                              STOCKHOLDER PROPOSALS

          Proposals of Stockholders intended to be included in the proxy materials and presented at the Annual Meeting of Stockholders to be held in 1999 must have been received by the Secretary of the Company, at 4607 Wedgewood Blvd., Frederick, Maryland 21703, by November 26, 1998. If such proposal was in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy.

          Proposals not submitted for inclusion in the proxy statement, and therefore not included in such, may be properly brought before an Annual Meeting by a Stockholder who has submitted such proposals on a timely basis and in the form and manner consistent with that specified under the Company's Charter. For such notice to have been timely for the 1999 Annual Meeting, it must have been received by the Secretary of the Company, at 4607 Wedgewood Blvd., Frederick, Maryland 21703, by January 25, 1999.

                                  OTHER MATTERS

      Management is not aware of any business to come before the Special Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Special Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/  Kevin E. Brannon


                              Kevin E. Brannon
                              Chairman of the Board
February 26, 1999
Frederick, Maryland

                                                                       Exhibit A
                              ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              FREDERICK BREWING CO.

      THIS IS TO CERTIFY THAT:

      FIRST: The Amended and Restated Articles of Incorporation (the "Charter") of Frederick Brewing Co., a Maryland corporation (the "Corporation"), is hereby amended by deleting the full text of the second sentence and third sentence of
Article V in their entirety and replacing it with the following:

      "Pursuant to these Articles of Amendment, the total number of shares of capital stock which the Corporation has authority to issue is 20,000,000 shares, of which 19,000,000 shares shall be Common Stock, $0.0004 par value per share (hereinafter the "Common Stock") and of which 1,000,000 shall be Preferred Stock, $0.01 par value per share (hereinafter the "Preferred Stock"). The aggregate par value of all the shares of all classes of the capital stock which the Corporation has the authority to issue is $17,600."

      SECOND: The amendment to the Charter of the Corporation as set forth above has been duly adopted and advised by the Board of Directors and approved by the Stockholders of the Corporation as required by Section 2-604 of the Maryland General Corporation Law.

      THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

      IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this ______ day of ___________________, 1999.



ATTEST:
                                 FREDERICK BREWING CO.,


                                 By:   ___________________________________
                                       Marjorie A. McGinnis (seal)
                                       President


                                 By:   ___________________________________
                                       Maribeth Visco (seal)
                                       Secretary

                              FREDERICK BREWING CO.
                            ------------------------

                                 REVOCABLE PROXY
                                 --------------

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREDERICK BREWING CO. FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 23, 1999 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

      The undersigned stockholder of Frederick Brewing Co., a Maryland corporation (the "Company"), hereby appoints Kevin E. Brannon or Marjorie A. McGinnis, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Company to be held on March 23, 1999 at 10:00 a.m., Eastern Standard Time at the Company's office located at 4607 Wedgewood Blvd., Frederick, Maryland, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

1.    Proposal to approve the Amendment to Article V       FOR /_/         AGAINST /_/        ABSTAIN /_/
      of the Company's Amended and Restated Articles
      of Incorporation so as to effect a reverse stock
      split in which one new share of the Company's
      common stock, par value $0.0004 per share, would
      be exchanged for every ten shares of common
      stock of the Company, par value $0.00004 per
      share, presently issued and outstanding. The
      number of authorized shares of common stock and
      preferred stock will remain unchanged at
      19,000,000 and 1,000,000, respectively. The
      aggregate par value of all the shares of all
      classes of the capital stock which the Company
      has the authority to issue will be $17,600.

2.    Proposal to adjourn the Special Meeting              FOR /_/         AGAINST /_/        ABSTAIN /_/
      to another date or place for the purpose of
      soliciting additional proxies in favor of the
      Reverse Stock Split Proposal.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

      The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement.

          Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

          Dated ____________________, 1999

          Signature:  _________________________________________________________

          Signature, if held jointly:__________________________________________


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|PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED|
|ENVELOPE.                                                                    |
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